Exhibit 10.4.1

AMENDMENT 2002-1

TO THE

AMERICAN BAR ASSOCIATION MEMBERS DEFINED BENEFIT PENSION PLAN

(Basic Plan Document No. 02)

WHEREAS, the American Bar Retirement Association (“ABRA”) sponsors the American Bar Association Members Defined Benefit Pension Plan (the “Plan”), a master plan for adoption by Employers who desire to establish or continue a tax-qualified retirement plan for themselves and their eligible employees;

WHEREAS, pursuant to Section 13.2 of the Plan, ABRA has the right to amend the Plan in whole or in part at any time; and

WHEREAS, ABRA desires to amend the Plan to change the mortality table required for purposes of determining lump sum distribution amounts as required by Revenue Ruling 2002-62, and to provide for an interest rate other than the 30-year Treasury security rate for purposes of determining lump sum amounts to the extent such other rate is specified by the Internal Revenue Service for purposes of section 417(e)(3) of the Internal Revenue Code of 1986.

NOW, THEREFORE, BE IT RESOLVED, that, pursuant to the power of amendment contained in Section 13.2 of the Plan, the Plan is hereby amended, effective December 31, 2002, as follows:

1. INTEREST RATES AND MORTALITY TABLES FOR SINGLE-SUM DISTRIBUTIONS. Effective December 31, 2002, the fourth paragraph of Section 9.5 of the Plan is amended to read as follows:

The applicable interest rate is the rate of interest on 30-year Treasury securities, or such other rate, as specified by the Commissioner of the Internal Revenue Service as the “applicable interest rate” for purposes of Code Section 417(e)(3) for the lookback month for the stability period specified in the Participation Agreement. The lookback month applicable to the stability period is the first, second, third, fourth, or fifth calendar month preceding the first day of the stability period, as specified in the Participation Agreement. The stability period is the successive period of one calendar month, one Plan Year quarter, one calendar quarter, one Plan Year, or one calendar year as specified in the Participation Agreement, that contains the Annuity Starting Date for the distribution and for which the applicable interest rate remains constant. The applicable mortality table is set forth in Revenue Ruling 95-6, 1995-1 CB 80; provided, however, that for distributions commencing on or after December 31, 2002, the applicable mortality table is set forth in Revenue Ruling 2002-62.